Exhibit 107
CALCULATION OF FILING FEE TABLE
Form
S-3
Welltower Inc.
Table 1 – Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Maximum Aggregate Offering Price (1)	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Carry Forward Securities
Carry Forward Secruties	Equity	Common Stock, par value $1.00 per share(1)	415(a)(6)	15,000,000	$1,127,100,000		S-3	333-264094	April 1, 2022	$122,967
	Total Offering Amounts				$1,127,100,000	—
	Total Fee Previously Paid					—
	Total Fee Offsets (7)					—
	Net Fee Due					—
(1) This registration statement includes 15,000,000 shares of common stock registered under the registration statement on Form
S-3
(File
No. 333-264094)
filed by Welltower Inc. on April 1, 2022, which have not been sold. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, amended, the $122,967 filing fee previously paid in connection with such unsold shares, will continue to be applied to such unsold shares. The offering of the unsold shares under the prior registration statement will be deemed terminated as of the date of effectiveness of this registration statement.